Tidal Commodities Trust I 8-K

Exhibit 10.8

First Amendment to the ‘33 Act Fund Platform Support Agreement

This First Amendment to the ‘33 Act Fund Platform Support Agreement dated October 24, 2023, is entered into as of February 3, 2025 (the “First Amendment”), by and among Tidal Investments LLC (f/k/a Toroso Investments, LLC) (“Toroso”), Tidal ETF Services LLC ( “Tidal”), Hashdex Asset Management Ltd. (“Hashdex”), and Teucrium Trading, LLC (“Teucrium”). Each of Toroso, Tidal, Hashdex, and Teucrium may be referred to herein as a “Party,” or collectively, as the “Parties”.

BACKGROUND:

A.	On October 24, 2023, the Parties executed an Amended and Restated ‘33 Act Fund Platform Support Agreement (the “Agreement”).

B.	The Agreement relates to, inter alia, the ongoing operation of the Hashdex Bitcoin ETF (f/k/a the Hashdex Bitcoin Futures ETF) (the “Fund”).

C.	Teucrium Trading, LLC now wishes to voluntarily withdraw as a Party to the Agreement, and the Parties mutually desire to amend the Agreement in order to formally remove Teucrium from its provisions.

NOW, THEREFORE, in consideration of the representations, warranties, and covenants set forth in the Agreement, the Parties hereby agree to enter into this First Amendment as follows:

1.             Withdrawal of Teucrium.

1.1.          In accordance with Section 5.2(iii), Teucrium hereby notifies the other Parties of its voluntary withdrawal as a party to the Agreement, and each of the other Parties acknowledges Teucrium’s withdrawal and removal from the Agreement.

1.2.          Toroso, Tidal and Hashdex (the “Remaining Parties”), hereby mutually agree to waive the 180-days' written notice for voluntary withdrawal provided in Section 5.2(iii) of the Agreement. Consequently, this First Amendment and Teucrium’s withdrawal from the Agreement shall be deemed effective immediately as of the date hereof. The Parties mutually agree that the waiver of the 180-day notice period shall not result in any penalties, liabilities, or further actions arising from the early withdrawal of Teucrium.

1.3.          For the avoidance of doubt, upon Teucrium’s withdrawal from the Agreement, Teucrium shall not be required or entitled to provide services to the Fund.

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1.4.          In accordance with Section 5.4 of the Agreement, Teucrium hereby expressly forfeits its rights to any revenue generated by the Fund after the effective date of this First Amendment. Teucrium waives any and all compensation related to the Fund and shall not be entitled to any fees, profits, or reimbursements associated with the Fund or the New Fund (as defined in the Agreement). This waiver expressly includes, but is not limited to, the New Fund Teucrium Fee, as defined in Section 5.3 of Schedule A. For the avoidance of doubt, the Fund has no existing financial obligations to Teucrium.

1.4.1.      In consideration of Teucrium’s forfeiture of any and all rights to revenue, fees, profits, or other compensation related to the Fund or the New Fund (as defined in the Agreement), Hashdex agrees to pay Teucrium a one-time payment of [ ] dollars (US $[ ]) (the “Termination Payment”). The Termination Payment shall be paid within ten (10) business days following the effective date of this First Amendment. Teucrium acknowledges and agrees that the Termination Payment constitutes full and final satisfaction of any and all claims it may have against the Fund, Hashdex, or any other Party to the Agreement, whether accrued, existing, or anticipated. Upon receipt of the Termination Payment, Teucrium expressly releases, waives, and forever discharges the Fund, Hashdex, and the Remaining Parties to the Agreement from any and all liabilities, claims, demands, or rights to compensation, whether known or unknown, arising out of or related to its rights to compensation under the Agreement.

1.5.          The Agreement is hereby terminated with respect to Teucrium, and Teucrium shall have no further financial or operational obligations related to Fund costs, expenses, or liabilities arising after the effective date of this First Amendment. Teucrium further acknowledges that it has no existing financial obligations with respect to Fund costs or expenses as of the effective date.

1.6.          For the avoidance of doubt, the rights and obligations under Section 7 (“Limitation of Liability”), Section 8 (“Indemnification”), and Section 9 (“Confidential Information”) survive Teucrium’s withdrawal from the Agreement.

2.             Miscellaneous.

2.1.          Ratification. All other terms and conditions established in the Agreement, which are not directly impacted by Teucrium’s withdrawal, are hereby formally ratified. These terms shall endure and remain to be in full force and effect between the Remaining Parties.

2.2.          Entire Agreement. This First Amendment is solely and exclusively among the Parties hereto and represents the entire understanding and agreement among the Parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings, and representations (if any) made by and among such Parties.

2.3.          Notices. Any notice required or permitted to be given by a Party to another Party shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by e-mail, registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other Party’s address set forth below, or such other address(es) as may be specified in writing by one Party to another Party.

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If to Toroso:

Tidal Investments LLC

Attn: Dan Carlson

234 West Florida Street, Suite 203

Milwaukee, Wisconsin 53204e-mail: dcarlson@tidalfg.com

If to Tidal:

Tidal ETF Services LLC

Attn: Eric Falkeis

234 West Florida Street, Suite 203

Milwaukee, Wisconsin 53204

e-mail: ericf@tidalfg.com

If to Hashdex:

Hashdex Asset Management Ltd.

Attn.: Julia Castelo Branco Rocha

Av. Ataulfo de Paiva, 1120, Loja A, Leblon

Rio de Janeiro, RJ, 22440-035 – Brazil

e-mail: julia.branco@hashdex.com/legal@hashdex.com

If to Teucrium:

Teucrium Trading, LLC

Attn: Sal Gilbertie/Cory Mullen-Rusin

Three Main Street, Suite 215

Burlington, VT 05401

email: sal.gilbertie@teucrium.com/cory.mullenrusin@teucrium.com or, to such other address as any Party may designate by notice complying with the terms of this Section 2.3 and deemed given upon receipt.

2.4.          Severability. If any part of this First Amendment or any other agreement entered into pursuant hereto is contrary to, prohibited by, or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

2.5.          Governing Law. This First Amendment will be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws.

[First Amendment to the Support Agreement signature page follows.]

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In Witness Whereof, each Party has caused this Amendment to be signed and delivered by a duly authorized officer.

Tidal Investments LLC

By:	/s/ Eric Falkeis
Print Name:	Eric Falkeis
Title:	CEO
Date:

Tidal ETF Services LLC

By:	/s/ Eric Falkeis
Print Name:	Eric Falkeis
Title:	CEO
Date:

Hashdex Asset Management Ltd.

By:	/s/ Bruno Ramos de Sousa
Print Name:	Bruno Ramos de Sousa
Title:	Director
Date:

Teucrium Trading, LLC

By:	/s/ Sal Gilbertie
Print Name:	Sal Gilbertie
Title:	CEO
Date:

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